EXHIBIT 99.3

BioSig Installs PURE EP(tm) System at Massachusetts General Hospital

Patient cases are set to commence in August

Westport, CT, Aug. 04, 2020 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company developing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that the Company installed its PURE EP(tm) System at Massachusetts General Hospital (MGH) as part of an expanding clinical study.

The PURE EP(tm) System evaluation and data collection at MGH will commence under the leadership of investigator Moussa Mansour M.D., Director of MGH’s Cardiac Electrophysiology Laboratory and Atrial Fibrillation Program.

“Bringing our technology to a major EP institution on the east coast is a definite milestone in our clinical development. We look forward to working with Dr. Mansour and the entire MGH team as we pursue our mission of bringing advanced signal processing solutions to the field of electrophysiology,” commented Kenneth L. Londoner, Chairman, and CEO of BioSig Technologies, Inc.

BioSig is currently conducting patient cases under the clinical study titled, “Novel Cardiac Signal Processing System for Electrophysiology Procedures (PURE EP 2.0 Study)” at Texas Cardiac Arrhythmia Research Foundation (TCARF) in Austin, Texas and Mayo Clinic in Jacksonville, Florida.

The Shareholder Letter issued by the Company on April 17, 2020, announced that it received Institutional Review Board approvals to install its PURE EP(tm) System at several medical centers across the country for evaluation. All of these centers are high-volume clinical sites regarded for their work with new technologies.

“The market for atrial fibrillation is starting to open up again as patient cases are crucial for healthcare outcomes”, said Londoner.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP (tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133